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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                       February 8, 1999 (February 8, 1999)


                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

     Pennsylvania                 0-11053                        23-2093008
(State of incorporation      (Commission File Number)         (I.R.S. Employer
   or organization)                                          Identification No.)

                                  100 CTE Drive
                              Dallas, PA 18612-9774
    (Address, including zip code of Registrant's principal executive offices)

Registrant's telephone number, including area code: (717) 674-2700

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Item 5:   Other Events

     On February 8, 1999, the Registrant redeemed the shares of its Preferred Stock Series A and Preferred Stock Series B at their stated value, an aggregate of $52,000,000, plus accrued dividends. This was pursuant to a Settlement Agreement between the Registrant and the Yee Family Trusts with respect to the action filed on September 30, 1997 by the Yee Family Trusts, as holders of the Registrant's Preferred Stock Series A and Preferred Stock Series B. The Yee Family Trusts have dismissed with prejudice the action against all defendants, including the Registrant, RCN Corporation and Cable Michigan, Inc.

     The redemption will not affect the Registrant's reported net income, but will reduce net income to common shareholders by increasing the Registrant's reported preferred stock dividend and accretion for 1998 by approximately $8,100,000, or $0.36 per diluted average common share. The increase in this charge represents an acceleration of the accretion that would have been recognized over the remaining term of the Preferred Stock (which otherwise would have matured on May 15, 2003) and the accrued dividends through February 8, 1999. Under the terms of each series of Preferred Stock, the Registrant had the option to redeem the Preferred Stock at its stated value plus accrued dividends at any time after May 15, 1998.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                               COMMONWEALTH TELEPHONE ENTERPRISES, INC.

                               By:  /s/ John J. Jones
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                                    Name:  John J. Jones
                                    Title: Executive Vice President, General
                                           Counsel and Corporate Secretary

Date: February 8, 1999